Exhibit 99.1

i2 to Proceed With Special Meeting of Stockholders to Vote on Existing Merger

Agreement with JDA Software Group, Inc.

DALLAS – November 6, 2008 – i2 Technologies, Inc. (NASDAQ: ITWO) today announced its intention to proceed with its previously scheduled special meeting of stockholders. The meeting will take place today, Nov. 6, at 10:30 a.m. CT at i2’s corporate headquarters located at One i2 Place, 11701 Luna Road, Dallas, Texas 75234. The sole purpose of the special meeting is to enable i2 stockholders to vote on the company’s existing merger agreement with JDA Software Group, Inc. (NASDAQ: JDAS) and a wholly-owned subsidiary of JDA.

The company intends to convene the special meeting in order to fulfill its commitments under the merger agreement, which include holding a stockholders’ meeting, and to preserve its rights under the merger agreement, including its right to pursue a termination fee from JDA under certain specified circumstances. The i2 board of directors continues to recommend that i2 stockholders vote in favor of the proposal to adopt the merger agreement.

Late in the evening of Nov. 4, 2008, i2 received a request from JDA to adjourn the special meeting to allow the two companies to negotiate a reduced purchase price to close the merger. In its request, JDA stated that “available credit terms would result in unacceptable risks and costs to the combined company.” i2’s board of directors has considered the request and, based on a number of factors, including that JDA’s obligation to complete the merger is not subject to any financing contingency, does not believe adjourning the special meeting is in the best interests of i2’s stockholders. As of Nov. 5, 2008, proxies in favor of the merger had been received from stockholders representing more than 80 percent of all votes eligible to be cast at the special meeting.

“We are committed to completing the merger transaction at $14.86 per share of common stock with JDA,” said Jack Wilson, executive chairman, i2 board of directors.

There can be no assurance that the parties will be able to close the merger transaction contemplated by the existing merger agreement, even if the merger agreement is approved by i2’s stockholders.

About i2

Throughout its 20-year history of innovation and value delivery, i2 has dedicated itself to building successful customer partnerships. As a full-service supply chain company, i2 is uniquely positioned to help its clients achieve world-class business results through a combination of consulting, technology, and managed services. i2 solutions are pervasive in a wide cross-section of industries; 21 of the AMR Research Top 25 Global Supply Chains belong to i2 customers. Learn more at www.i2.com.

Caution Required by Certain SEC Rules

On October 6, 2008, i2 filed and mailed a Definitive Proxy Statement and other relevant documents to those individuals and entities that are i2 stockholders as of the Record Date. The Definitive Proxy Statement contains important information about the proposed transaction and related matters. i2’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED BY i2 WITH THE SEC IN CONNECTION WITH i2’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING. Copies of the Definitive Proxy Statement and other documents filed with the SEC are available at no charge at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC are also available by going to i2’s corporate website at www.i2.com or by directing a request to i2 at One i2 Place, 11701 Luna Road, Dallas, Texas 75234, Attention: Investor Relations or by telephone as listed below.

i2, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of i2 in connection with the transaction described herein. Information regarding the special interests of i2’s directors and executive officers are included in the Definitive Proxy Statement. Additional information regarding these directors and executive officers is also set forth in i2’s Proxy Statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2008 and its Annual Report on Form 10-K filed with the SEC on March 17, 2008. These documents are available free of charge at the SEC’s website at www.sec.gov, i2’s corporate website at www.i2.com or by telephone as listed below.

For more information please contact:

i2 Corporate Communications Contact

Beth Elkin, Corporate Communications

beth_Elkin@i2.com

469-357-4225

or

i2 Investor Relations Contact

Tom Ward, Investor Relations

tom_Ward@i2.com

469-357-3854